UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2024 (June 4, 2024)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-35741	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of the Corporation, held on June 4, 2024, shareholders voted on four proposals. The Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2024 describes each proposal in detail. Each of the four proposals and vote counts are included below.

Proposal 1: Election of Directors (three-year terms)

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Raimundo C. Archibold Jr.	3,170,162	96,383	773,432
David J. Dalrymple	2,945,655	320,889	773,432
Denise V. Gonick	2,949,716	316,829	773,432
Joseph F. Meade IV	3,245,690	20,855	773,432
Thomas R. Tyrrell	2,674,138	592,407	773,432

Messrs. Archibold, Dalrymple, Meade, Tyrrell and Mrs. Gonick were elected.

Proposal 2: Approval of the Corporation’s Named Executive Officers’ Compensation (“Say-on-Pay”)

Say-on-Pay
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,136,139	110,289	20,116	773,432

The Corporation’s Named Executive Officers’ compensation was approved.

Proposal 3: Frequency vote on Named Executive Officers Compensation

Say-When-On-Pay
1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
2,989,547	71,896	169,249	35,852	773,432

Every year was approved for the frequency of the Say-When-On-Pay vote.

Proposal 4: Ratification of the Appointment of Crowe LLP as the Corporation’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2024

Votes For	Votes Against	Abstain
3,995,209	40,613	4,154

The appointment of Crowe LLP was ratified.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
CHEMUNG FINANCIAL CORPORATION

June 4, 2024
/s/ Dale M. McKim III
Dale M. McKim
Chief Financial Officer and Treasurer